UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2009
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On July 6, 2007, Novelis Inc. (the “Company”), Novelis Corporation, and certain affiliates of the Company named therein as guarantors (collectively, the “Loan Parties”), entered into a $960 million term loan facility (“Term Loan Facility”) with certain lenders. On March 17, 2009, the Loan Parties completed a transaction whereby they borrowed an additional $220 million under the Term Loan Facility (the “Incremental Term Loans”). Additionally, on March 17, 2009, the Loan Parties used the proceeds from the Incremental Term Loans to repurchase $275 million of the Company’s 7.25% Senior Notes due 2015 (the “Senior Notes”). The Company expects that these transactions will reduce future cash interest and principal payments associated with its debt obligations.
     The Incremental Term Loans were issued under the existing Term Loan Facility. The material terms and conditions of the Term Loan Facility are described in the Company’s Form 8-K filed on July 12, 2007, and are incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: March 19, 2009	By:	/s/ Christopher M. Courts
Christopher M. Courts
Assistant General Counsel and Corporate Secretary